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                                                             Exhibit 23(a)(ii)

DELOITTE & TOUCHE LLP [logo]
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INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in the filing listed below of our report dated February 23, 1995 appearing in the Annual Report on Form 10-K of Pratt & Lambert United, Inc. for the years ended December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.

     - Registration Statement (Form S-4) of The Sherwin-Williams Company as filed with the Securities and Exchange Commission on February 6, 1996

/S/ Deloitte & Touche LLP

February 5, 1996





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Deloitte Touche
Tohmatsu
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